UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

April 6, 2009

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 909, Tower B
Chang An International Building
No. 88 Nan Guan Zheng Jie
Xi An City, Shan Xi Province
China 710068
 (Address of principal executive offices, including zip code)

(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

On April 6, 2009, China Recycling Energy Corporation (the “Company”) issued a press release announcing that it has entered into a joint venture agreement with Erdos Metallurgy Co., Ltd. (“Erdos”).  The agreement provides that the Company’s wholly owned subsidiary, Xi’an TCH, and Edros will jointly invest in a newly formed entity that will recycle waste heat from Erdos’s metal refining plants to generate power and steam, which will then be sold back to Erdos.

The joint venture entity (the “JV”) is expected to recycle heat from 54 iron ore furnaces of Erdos by building heat power generator stations and steam collection stations.  The capacity of the JV project is expected to be 70 MW electricity and 30 MT steam/hour, which should generate annual revenue of $38 million (RMB 265 million), but may increase to 120 MW electricity.  The JV will save energy, reduce carbon dioxide emissions and reduce production costs for Erdos.

The JV has a term of 20 years from the date when the JV receives its business license. The first power station is expected to be completed and start operating in October 2009, and the whole project is expected to be finished by the end of 2011.  The total investment for the project is estimated at approximately $74 million (RMB 500 million).  Xi’an TCH will act as the general contractor for the project.

In order to capitalize the JV, Erdos will contribute land, water, waste heat and 10% of the total   investment of the project, and Xi’an TCH will contribute 90% of the total  investment.  Xi’an TCH and Erdos will own 80% and 20% of the equity of the JV, respectively, until Xi’an TCH and Erdos have received a complete return on their investment.  When the parties have received a complete return on their investment, Xi’an TCH will transfer 20% of its equity interest to Erdos at no cost.  When the term of the JV expires and Xi’an TCH has received a complete return on its investment, Xi’an TCH will transfer its remaining equity to Erdos at no additional cost.

A press release announcing the joint venture agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d) The following exhibit is filed with this report.

Exhibit No.	Description
99.1	Press release dated April 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: April 6, 2009	/s/ Xinyu Peng
Xinyu Peng, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 6, 2009